Exhibit  1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Brunswick Corporation Note-Backed Series 2002-3
*CUSIP:    21988G494     Class   A-1
           21988GBP0     Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of   February 1, 2004.....                                    $0.00
        Scheduled Income received on securities.....               $391,875.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                    -$391,874.69
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.31
Balance as of   August 1, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   February 1, 2004.....                                    $0.00
        Scheduled principal payment received on securities.....          $0.00

LESS:
       Distribution to Holders.....                                     -$0.00
Balance as of   August 1, 2004.....                                      $0.00


                  UNDERLYING SECURITIES HELD AS OF   August 1, 2004

           Principal Amount                    Title of Security
           -----------------                   ------------------
           $11,000,000           Brunswick Corporation 7 1/8% Notes due
                                 August 1, 2027
                                 *CUSIP:    117043AG4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.